BANK SERVICE AGREEMENT AND SIGNATURE AUTHORITY RESOLUTIONS
                  AND CURRENT LIST OF AUTHORIZED SIGNERS
                         BANK:  CITIBANK DELAWARE

I, DEBORAH R. GATZEK, hereby certify that:

A. I am the Secretary of the mutual fund(s) identified in List A ("List A Funds") and List B ("List B Funds"), below, and the Assistant Secretary of the mutual funds identified in List C ("List C Funds"), below;

B. the following resolutions ("the Resolutions") were adopted by their respective boards of directors/trustees (1) by List A Funds and List C Funds at a meeting on Tuesday, August 22, 1989, and (2) by the List B Fund by unanimous written consent effective September 5, 1989;

C. the persons named in List D are "Authorized Officers" under the Resolution for (1) List A Funds, (2) List B Funds, and (3) List C Funds, as of the date given next to my signature on this Certificate, below, and are therefore authorized to sign banking agreements with Citibank Delaware.

                              The Resolutions

1.     Establishment of Bank Depository Relationship

     RESOLVED, that pursuant to Section 17(f)(1) of the Investment Company Act of 1940, Citibank Delaware is hereby appointed a depository for the deposits of [Fund's name], and the President, Treasurer, Secretary, and any Vice President, or any of them, are hereby authorized to execute a bank agreement substantially in the form presented to the Board of Trustees/Directors at its meeting on Tuesday, August 22, 1989.

2.   Ongoing Banking Relationship - New Services

     RESOLVED, that the following officers are "Authorized Officers" of [Fund's name] ("the Fund"), for the purposes of this resolution: (1) the President, (2) the Secretary or Assistant Secretary, (3) any Vice President, and (4) the Treasurer. Pursuant to Section 17(f)(1) of the Investment company Act of 1940, the following actions are hereby authorized with regard to products and services offered by Citibank Delaware ("the Bank"): Any two Authorized Officers may enter into agreements on behalf of the Fund for products and services (including, without limitation, computer automated and electronic services for either record keeping or money transfer), which products or services are offered by the Bank in connection with the services provided by the Bank under the bank agreement. Any such agreement may not lower the performance standards, legal liabilities, or responsibilities of the Bank under the bank agreement. Any two of the Authorized Officers may also adopt (a) forms of resolution, (b) processing documentation or procedures, (c) forms of statements or reports, (d) forms of checks drafts, (e) signature cards, (f) lists of authorized signers for similar documentation or procedures, as they may deem necessary for the performance by the Bank of its duties under (i) the bank agreement, or (ii) any agreement entered into pursuant to the powers granted by this resolution. Any agreement, resolution, document, or other matter adopted from time to time pursuant to the powers granted by this resolution shall be deemed to have been duly authorized by this board.

List A

AGE High Income Fund, Inc.
Franklin California Tax-Free Trust
Franklin Equity Fund
Franklin Federal Money Fund
Franklin Federal Tax-Free Income Fund
Franklin Gold Fund
Franklin Investment Trust
Franklin Investors Securities Trust
Franklin Money Fund
Franklin New York Tax-Exempt Money Fund
Franklin Option Fund
Franklin Pennsylvania Investors Fund
Franklin Tax-Advantaged High Yield Securities Fund
Franklin Tax-Advantaged U.S. Government Securities Fund
Franklin Tax-Exempt Money Fund
Franklin Tax-Free Trust
Franklin Universal Trust
Franklin Principal Maturity Trust
Institutional Fiduciary Trust

List B

Franklin Managed Trust

List C

Franklin California Tax-Free Income Fund, Inc.
Franklin Custodian Funds, Inc.
Franklin New York Tax-Free Income Fund, Inc.

List D.

Harmon E. Burns
Kenneth V. Domingues
Deborah R. Gatzek

Date September 6, 1989                  /s/ Deborah R. Gatzek
                                            Deborah R. Gatzek
                                        Secretary/Assistant Secretary

                     AUTHORIZED OFFICERS' CERTIFICATE

I, the undersigned, hereby certify that I am an Authorized Officer under the Resolution and that on the date given in this Authorized Officers' Certificate, below, the persons named in the attached "Authorized Signers List" (1 Page) were authorized to sign on behalf of (1) List A funds, (2) List B Funds, and (3) List C Funds, in the capacities set forth in the Authorized Signers List.

               [NOTE:  Any 2 Authorized Officers may sign.]

Date:  September 11, 1989



/s/ Harmon E. Burns                     /s/ Kenneth V. Domingues
    Harmon E. Burns                         Kenneth V. Domingues

   Deborah R. Gatzek
                          AUTHORIZED SIGNERS LIST

1. The Persons listed on Page 3 of Attachment V to the ACH Service Agreement are authorized signers with the authority as set forth in that Attachment and that Agreement.

2. Any two of the persons listed below, signing together, are authorized signers with the authority as set forth in the modified version of the Citibank account signature card a photocopy of which is attached as Exhibit I to this Authorized Signers List.

Name                               Signature

Oscar Apostol                      x /s/ Oscar Apostol
                                         Oscar Apostol

Nancy Hessel                       x /s/ Nancy Hessel
                                         Nancy Hessel

Rich Narcisso                      x /s/ Rich Narcisso
                                         Rich Narcisso

Ellen Don                          x /s/ Ellen Don
                                         Ellen Don

               [NOTE:  Any 2 Authorized Officers may sign.]

Date:  September 11, 1989


/s/ Harmon E. Burns                /s/ Kenneth V. Domingues
    Harmon E. Burns                    Kenneth V. Domingues

   Deborah R. Gatzek
                                 EXHIBIT I
RESOLVED

     1. That Citibank (Delaware) (hereinafter called the "Bank") be and hereby is designated a depository of the funds of (hereinafter called the "Corporation") and

(If officer(s) designated office(s) only. For example President, Treasurer etc. If person(s) other than officer(s) Insert name(s))

                                 appearing
                   (singly any two jointly or otherwise)

Is/are hereby authorized to sign for and on behalf of this Corporation checks, drafts and other orders with respect to any funds at any time(s) to the credit of this Corporation with the Bank and/or against any account(s) of this Corporation maintained at any time(s) with the Bank. Inclusive of any such checks, drafts and other orders in favor of any of the above designated officer(s) and/or other person(s), and that the Bank be and hereby is authorized (a) to pay the same to the debit of any account(s) of this Corporation then maintained with it. (b) to receive for deposit to the credit of this Corporation and/or for collection for the account of this Corporation, any and all checks, drafts, notes and other instruments for the payment of money, whether or not endorsed by this Corporation, which may be submitted to it for such deposit and/or collection, it being understood that each such item shall be deemed to have been unqualifiedly endorsed by this Corporation, and (c) to receive, as the act of this Corporation any and all stop-payment instructions (inclusive of any relative agreement) with respect to any such checks, drafts or other orders as aforesaid and reconcilement(s) of account when signed by any one or more of the officer(s) and/or other person(s) as hereinabove designated.

     2.  That
               (If officer(s) designate office(s) only. For example, President, Treasurer etc. If person(s) other than officer(s), insert name(s)



                                 appearing
                  (singly, any two, jointly or otherwise)

 Is/are hereby authorized for and on behalf of this Corporation, to transact any and all other business with or through the Bank which at any time(s) may be deemed by the said officer(s) and/or other person(s) transacting the same to the advisable, including without limiting the generality of the foregoing authority to (f) execute and deliver to the Bank, automated customers services and other agreements relative to performance of various computer services and (g) in reference to any of the business or transactions hereinbefore in this subdivision "2" referred to, to make, enter inf., execute and deliver to the Bank such negotiable or non-negotiable instruments, indemnify or other agreements, obligation, assignments, endorsements, receipts and/or other documents as may be deemed by the officer(s) and/or other person(s) so acting to be necessary or desirable.

     3. That the Bank is further authorized to pay to the debt of any account(s) of this Corporation, any and all checks, drafts and other instruments for the payment of money drawn in the name of this Corporation bearing or purporting to bear the facsimile signature(s) of

(If officer(s), designate office(s) only. For example, President, Treasurer, etc. If person(s) other than officer(s), insert name(s)

                                 appearing
                  (singly, any two, jointly or otherwise)

Inclusive of any in favor of any person(s) whose facsimile signature(s) thereon, if the facsimile signature(s) thereon, regardless of by whom or what means affixed, resemble(s) the specimen(s) thereof filed with the Bank.

     4. That any and all withdrawals of money and/or other transactions heretofore had in behalf of this Corporation with the Bank are hereby ratified, confirmed and approved, and that the Bank (and any interested third party) may rely upon the authority conferred by this entire resolution unless, and except to the extent that this resolution shall be revoked or modified by a subsequent resolution of this Board and until a certified copy of such subsequent resolution has been received by the Bank

     I FURTHER CERTIFY that the following now occupy(ies) the (respective) office(s) designated in the above quoted resolution and that the same is
(are) duly qualified as such officer(s) and that the specimen(s) of the facsimile signature(s) below, if any is (are) that (those)of the persons referred to by title or named in subdivision 3 of the foregoing resolution as originally adopted:


Names and Titles                           Specimen Facsimile Signatures
                                                  (if applicable)

Name
Title

Name
Title

Name
Title

Name
Title

Name
Title

ACH CUSTOMER AGREEMENT

This is the ACH Customer Agreement between each Fund in the Franklin Group of Funds (see list in Attachment A) for which it acts as shareholder services agent ("You" or "company") and Citibank Delaware ("Citibank" or "We" or "Us") and is part of, and is to be read in conjunction with, the Citibank Cash Management Services Master Agreement dated September 11, 1989.

Citibank is participating depository financial institution of the Third District Funds Transfer Association, which is a member of the National Automated Clearing House Association("NACHA"). Execution of this Agreement shall permit you to initiate ACH transactions ("Services") in accordance with the operating rules and procedures of NACHA in existence as of the date of this agreement and as amended from time to time. All terms in this Agreement shall have the same meaning as in the NACHA rules unless stated to the contrary.

The specific Services and our mutual understanding as to your and our rights and responsibilities as part of the Services, will be described in the separate Service Agreement ("Service Agreement") attached as Appendix A.

You shall act as, and have all of the responsibilities of, the Originating Company. You have chosen Citibank as the Originating Depository Financial Institution ("ODFI") with all of the accompanying obligations of an ODFI.

Citibank agrees to make a best effort attempt to keep you abreast of changes in the ACH Payments arena, including amendments to the NACHA Operating Rules. It is your obligation to comply with the NACHA Rules ("Rules") and Regulation E ("Regulation") as they apply and to be aware of any changes or updates to such Rules and Regulations including, but not limited to, the Rules relating to customer authorizations, retention of records and obligations to the receiving bank.

You agree to maintain a checking account ("Settlement Account") at Citibank and agree to fund any Entries submitted and against which any rejected or returned Entries may be credited or debited, as specified in the ACH Service Agreement. Posting to this account will be with available funds on the settlement day, or in case of returns, on the day Citibank receives them, or as otherwise permitted by the ACH Service Agreement.

You will send all Entries to Citibank and Citibank agrees to process these Entries in accordance with the Rules and Regulations and the procedures outlined in the Service Agreement.


You represent and warrant now and at the time of each entry that you have:

     -complied with all applicable Rules and Regulations;
     -breached no warranties of an Originating Company;
     -received the appropriate customer authorizations;
     -not violated any federal, state or local laws
     -regarding electronic funds transfer.

In the event that you breach any of the warranties in this Agreement, you will indemnify Us and hold Us harmless.

As set forth in Appendix A, we will provide you with information on returned items as it is provided to Us by the returning institution. Except as set forth in Appendix A, it shall be your responsibility to remake, re-submit and correct these items as well as to notify your customer of such returned items.

We will rely on the accuracy and/or completeness of the information provided by you. If you discover an error, it is your responsibility to notify Us and We will use our best efforts to correct the Entry. We will not, however, be liable for any of your errors.

We will be responsible for Our own negligence or willful misconduct but will not be responsible for any failure, act or omission of third parties.

In no event will We be liable for any incidental, consequential, indirect or special damages nor for losses outside of our direct control.

Neither party shall be liable for any loss, claim or damage rising from a governmental interruption or act of God.

We regard acceptance of this Agreement as the authorization from your Company's Board of Directors that the person executing it is authorized to do so. Furthermore, you warrant that the signatory is authorized to designate persons to perform the specific functions listed on the Service Agreement. These functions include the initiation, modification and/or deletion of financial services by facsimile or written communication.

Fees will be Citibank's standard prices or those listed in the separate pricing schedule attached as Appendix B. After one (1) or two (2) years from the date given below, depending on the particular service, prices may be amended upon 30 days prior written notice unless otherwise provided for in Appendix B. You are responsible for paying any sales or use tax associated with the Services.

We reserve the right without notice to modify or terminate the ACH Services to the Customer offered herein if customer has failed to meet its obligations to Bank. Either Citibank or Company may terminate this Agreement without payment of any penalty, at any time upon sixty (60) days written notice thereof delivered by one to the other.

This Agreement, together with Appendices or their attachments, contain our complete and exclusive agreement with respect the Services.

This Agreement shall be governed by the laws of the State of New York. Agreed and accepted as of September 11, 1989.


CUSTOMER:  FRANKLIN GROUP OF FUNDS      CITIBANK:

By: /s/ Harmon E. Burns                 By: /s/ Francis B. Hagan
        Harmon E. Burns                         Francis B. Hagan

Title:  Vice President                  Title:  Vice President

By: /s/ Kenneth V. Domingues
        Kenneth V. Domingues

Title:  Treasurer

   CITIBANK DELAWARE ACH SERVICES - LIST OF PARTICIPATING FRANKLIN FUNDS

AGE High Income Fund, Inc.
Franklin California Tax-Free Income Fund, Inc.
Franklin California Tax-Free Trust
Franklin Custodian funds, Inc.
Franklin Equity Fund
Franklin Federal Money Fund
Franklin Federal Tax-Free Income fund
Franklin Gold Fund
Franklin Investment Trust
Franklin Investors Securities Trust
Franklin Managed Trust
Franklin Money Fund
Franklin New York Tax-Exempt Money Fund
Franklin New York Tax-Free Income fund, Inc.
Franklin Option Fund
Franklin Pennsylvania Investors Fund
Franklin Tax-Advantaged High Yield Securities Fund
Franklin Tax-Advantaged U.S. Government Securities Fund
Franklin Tax-Exempt Money Fund
Franklin Tax-Free Trust
Franklin Universal Trust
Franklin Principal Maturity Trust
Institutional Fiduciary Trust

                           ACH SERVICE AGREEMENT

This Service Agreement and Attachments I, II, III, IV, and V are Appendix "A" to the ACH Customer Agreement dated September 1, 1989, between Citibank Delaware ("Bank") and each Fund (see list in Attachment A) in the Franklin Group of Funds for which it acts as shareholder services agent ("COMPANY"). The following describes the mutual understanding of BANK and COMPANY:

1. COMPANY agrees to prepare and deliver ACH Entries ("Data") to BANK in files formatted as specified in Attachment I. Each file of Data delivered to BANK will consist of Batches of PPD Debit entries and prenotes for the "Autocheck" application and PPD Credit entries and prenotes for the "Dividend" application.

2. COMPANY agrees to deliver Data to Citibank Delaware according to the specifications on Attachment II.

3. COMPANY agrees that Data will be delivered on the days indicated on Attachment III. COMPANY understands that BANK will determine
     Settlement Day to be the date specified by COMPANY as the "Effective Entry Date" in the Batch Header of the file of Data delivered to BANK.

4. COMPANY agrees to meet a "Delivery Cutoff Time" of no later than 12:00 PM Eastern Time on delivery day. Delivery Cutoff Time means the time at which a tape is received by Citibank Delaware or a transmission to Citibank Delaware is completed.

5. BANK will deliver Data to the FED on "Processing Day". COMPANY agrees that Processing Day will be one day prior to Settlement Day for the Autocheck application and two days prior to Settlement Day for the Dividend application, and that BANK will use the FED Day Cycle.

6. Should COMPANY deliver Data to BANK for processing on a non-business day for BANK, COMPANY authorizes BANK to process such data on the business day immediately following such day.

7. If Data is not received before the Day Cycle deadline on Processing Day, BANK will process Data through the next available FED window.

8. COMPANY agrees to retain Data on file for two days following Delivery Date to permit remaking of file at BANK's request.

9. For the Autocheck application, BANK will offset COMPANY's Settlement Account #3815-1349 for the dollar value of all entries delivered on Processing Day. For the Dividend application, BANK will offset
     COMPANY's Settlement Account #3815-1322 for the dollar value of all entries delivered on the day following processing Day. Offset transactions will be posted in aggregate to the Settlement Account. Offset transactions shall be assigned availability on Settlement Day. COMPANY understands that final determinations of Settlement Day, notwithstanding paragraph (3) above, shall be the day on which the FED settles for such transactions with BANK.

10. BANK will make a best effort to advise COMPANY by phone within three hours, but in no case later than one business day, after rejecting a File of Data or an Individual Entry.

     BANK will reject a File of Data if the dollar amount of the file delivered exceeds $

     BANK will reject individual Entries if the dollar amount of such entry exceeds $

11. For the Autocheck application, entries received by BANK destined for non-ACH member BANKS will be processed as PAC'S. For the Dividend application, entries received by BANK destined for non-ACH member BANKS will be rejected.

12. Return items received by BANK from the Federal Reserve Bank will be posted by BANK to COMPANY'S Settlement Account individually.

     Returns of debit originations received will be resubmitted to the FED for collection if so specified by COMPANY on Attachment IV.

13. At COMPANY'S request, BANK will make changes to Data which has been delivered to BANK, but which BANK has not yet delivered to the Federal Reserve Bank, within the authorizations set forth upon Attachment V. BANK reserves the right to refuse a request for a change to the Data if in BANK'S opinion there is not sufficient time to effect the change prior to delivery of Data to the Federal Reserve Bank.

14. BANK will provide COMPANY information about Returned ACH Entries posted to COMPANY'S Settlement Account Via CitiCash Manager.

     BANK will provide COMPANY information about Returned PAC Items posted to COMPANY's Settlement Account via faxed report. All returned PACs will be express mailed to COMPANY.

15. COMPANY will fund/withdraw funds from the Settlement Accounts as specified on Attachment IV.

16. BANK will notify COMPANY promptly of any changes in these procedures as specified in Attachment V.

This Service AGREEMENT may be amended, according to the terms of the ACH Customer Agreement, either by mutual consent or by BANK, upon 45 days written notice to COMPANY.

FRANKLIN GROUP OF FUNDS

COMPANY SIGNATURE:  /s/ Harmon E. Burns
                        Harmon E. Burns

                    /s/ Kenneth V. Domingues
                        Kenneth V. Domingues

BANK SIGNATURE:     /s/ Francis B. Hagan
                        Francis B. Hagan

ACH SERVICE AGREEMENT                                          ATTACHMENT I
                                DATA FORMAT

COMPANY:    Franklin Administrative Services, Inc.

APPLICATION:   Preauthorized Consumer Debits (Autochecks)
               Preauthorized Consumer Credits (Dividends)

               Data will be delivered to BANK in the applicable NACHA "PPD" format, as in effect from time to time.
ACH SERVICE AGREEMENT                                         ATTACHMENT II
                       DATA DELIVERY SPECIFICATIONS

COMPANY:    Franklin Administrative Services, Inc.

APPLICATION:   Preauthorized Consumer Debits (Autochecks)
               Preauthorized Consumer Credits ( Dividends)


               Files of payment data for the Autocheck application will be electronically transmitted to Citibank Delaware.

               Files of payment data for the Dividend application will be delivered to Citibank Delaware on magnetic tape via courier. Payment data for the Dividend application may be electronically transmitted to Citibank at a future date that has been mutually agreed-upon by both Franklin and Citibank and after sufficient testing has been completed.
ACH SERVICE AGREEMENT                                        ATTACHMENT III
                      ACH DATA TRANSMISSION SCHEDULE

COMPANY:    Franklin Administrative Services, Inc.

APPLICATION:      Preauthorized Consumer Debits (Autochecks)

ACH Operations needs to be informed of your file processing schedule(s) to insure timely handling of your payment transactions. We will create a processing schedule that tells us when to expect the receipt of data from you. If you change your file delivery dates you must let us know in advance so that we may correctly anticipate the receipt of your file.

Attached is a blank calendar for 1989. Our Bank holidays are shown. Please indicate with an "X" each date on which we will receive your tape or transmission for ACH processing. Please mark the associated settlement (transaction posting) date with an "o". Note: This is the date that is in positions 70 - 75 in the Batch Header Record of an ACH formatted file. We will review this Calendar and contact you if there are any conflicts in your anticipated settlement dates.

ACH SERVICE AGREEMENT                                         ATTACHMENT IV
                              SERVICE OPTIONS

COMPANY:    Franklin Administrative Services, Inc.

APPLICATION:   Preauthorized Consumer Debits (Autochecks)

1. COMPANY will transfer funds into or out of the Settlement Account as follows(choose one or more):

     CONCENTRATION TRANSACTIONS
     COMPANY will initiate an ACH Debit entry through Bank of America equal to the amount of all entries originated.

     FUNDING TRANSFERS
     For debit balances as a result of returned ACH Debit entries, COMPANY will pay them each day by originating that day an ACH Credit entry through Bank of America to the account for an amount equal to the debit balance.

2. COMPANY authorizes BANK to resubmit to the FED Debit Originations which have been returned to BANK for
     (x) Return Reason Code RO9 - Uncollected Funds
     Number of times to resubmit   1
     Minimum dollar amount to re-submit $
     Maximum dollar amount to re-submit $
     Maximum age (number of days from original effective date)  7

By: /s/ Harmon E. Burns
        Harmon E. Burns

By: /s/ Kenneth V. Domingues
        Kenneth V. Domingues

COMPANY SIGNATURE                       DATE: 9/11/89
ACH SERVICE AGREEMENT                                         ATTACHMENT IV
                              SERVICE OPTIONS

COMPANY:    Franklin Administrative Services, Inc.

APPLICATION:      Preauthorized Consumer Credits (Dividends)

1. Company will transfer funds into or out of the Settlement Account as follows (choose one or more):

     CONCENTRATION TRANSACTIONS
     For credit balances as a result of returned ACH Credit entries, COMPANY will initiate an ACH Debit entry to the account through Bank of America for an amount equal to the credit balance.

     FUNDING TRANSFERS
     COMPANY will initiate an ACH Credit entry through Bank of America equal to the amount of all entries originated.

FRANKLIN GROUP OF FUNDS

By: /s/ Harmon E. Burns
        Harmon E. Burns

By: /s/ Kenneth V. Domingues
        Kenneth V. Domingues

COMPANY SIGNATURE                       DATE:  9/11/89
ACH SERVICE AGREEMENT                                          ATTACHMENT V
                       AUTHORIZATIONS AND CONTRACTS

COMPANY:    Franklin Administrative Services, Inc.

APPLICATION:      Preauthorized Consumer Debits (Autochecks)
               Preauthorized Consumer Credits (Dividends)

COMPANY hereby authorizes the following individuals to provide BANK with information or instructions, or receive information from BANK, as indicated. Where "Signature" authorization is required, BANK will not process a requested change until a signed request form is received by FAX from COMPANY.

1.    Changes to Data after Delivery

     (a)  Delete a File or Batch
          Authorized by One Signature
          Authorized Individuals:
               Carol Holder, Pam Hall, Carol Talbot

     (b)  Change Batch Effective Date
          Authorized by one Signature
          Authorized Individuals:
               Carol Holder, Pam Hall, Carol Talbot

     (c)         Add Entry Detail
          Not Authorized

     (d)  Change Entry Detail - Dollar Amount
          Authorized by One Signature (Autochecks)
          Authorized Individuals:  Leon Mulgrew or Jarmila Kelly

          Authorized by Two Signatures (Dividends)
          Authorized Individuals: Laura McGeever or Steve Queen and Rich Narcisso or Moe Adle

     (e)  Change Entry Detail - ABA Number or Account Number
          Authorized by One Signature (Autochecks)
          Authorized Individuals:  Leon Mulgrew or Jarmila Kelly

          Authorized by Two Signatures (Dividends)
          Authorized Individuals: Laura McGreever or Steve Queen and Rick Narcisso or Moe Adle

     (f)  Change Entry Detail - Non-Financial Fields
          Authorized by One Signature (Autochecks)
          Authorized Individual:  Leon Mulgrew or Jarmila Kelly

          Authorized by One Signature (Dividends)
          Authorized Individuals:  Laura McGeever or Steve Queen

     (g)  Delete an Entry Detail
          Authorized by two signatures (Autochecks)
          Authorized Individuals:
               Maria Rivas, Rose Duran, or Margaret Hueser and Leon Mulgrew or Jarmila Kelly

          Authorized by Any Two Signatures (Dividends)
          Authorized Individuals:
               Rick Narcisso, Moe Adle, Laura McGeever, Steve Queen

2. Contact for Notification of Changes in BANK procedures or daily operations issues:

     Name: Jennifer Johnson Bolt
     Telephone: 415/378-2990

3.   Contact for tape or transmission delivery issues:

     Name: Carol Holder
     Telephone: 415/378-2691

4.   Contact for delivery of paper reports or advices:

     Name: Jeff Orlik
     Address: 777 Mariners Island Boulevard
              San Mateo, California 94404
     Telephone: 415/378-4598  FAX: 415/378-5719


Please provide below signatures of the individual(s) listed on the previous page as having signature authorization power:



Signature                          /s/ Carol Holder
                                       Carol Holder

Signature                          /s/ Carol Talbot
                                       Carol Talbot

Signature                          /s/ Laura McGeever
                                       Laura McGeever

Signature                          /s/ Steve Queen
                                       Steve Queen

Signature                          /s/ Rick Narcisso
                                       Rick Narcisso

Signature                          /s/ Moe Adle
                                       Moe Adle

Signature                          /s/ Leon Mulgrew
                                       Leon Mulgrew

Signature                          /s/ Jarmila Kelly
                                       Jarmila Kelly

Signature                          /s/ Maria Rivas
                                       Maria Rivas

Signature                          /s/ Rose Duran
                                       Rose Duran

Signature                          /s/ Margaret Hueser
                                       Margaret Hueser


By: /s/ Harmon E. Burns
        Harmon E. Burns

By: /s/ Kenneth V. Domingues
        Kenneth V. Domingues

        COMPANY SIGNATURE               DATE: 9/11/89
                                                                 APPENDIX B
                      CITICORP/CITIBANK ACH PAYMENTS

                  Franklin Administrative Services, Inc.
                          Corporation Price List

The following prices are guaranteed through July 1991.

ITEM PRICING                                                PRICE

ACH Credit/Debit Items:                                   $  .045
PAC Per Item                                              $  .010
Fed Nighttime Surcharge - Debit                           $  .035
Fed Nighttime Surcharge - Credit                          $  .015

RETURNED ITEMS                                              PRICE

Return Items - Retired (Less than 15 days)                   1.00

Return Item - Retired (More than 15 days)                    5.00
Dishonored Items - Customer Requested                       15.00
ACH Return Resubmitted                                       1.00
PAC Return Item                                             10.00

OTHER                                                       PRICE

ACH File Maintenance (Waived through 7/90)                 100.00

Warehouse Item Update                                       10.00
Warehouse Item Delete                                        5.00
Item Reversals                                               5.00
File Reversals                                              35.00
Retrieval Request                                           20.00
Investigation                                               20.00

OTHER                                                       PRICE

Exception Item Advice                                        5.00
Advice-Fax                                                  15.00
Courier Free                                                10.00

Data Transmission Per File *                                10.00
Tape Handling Charge Per File                               10.00

Demand Deposit Account                                      85.00
CitiCash Manager System, Base Charge (Waived through 7/90) 135.00
CitiCash Manager Report                                      3.20

* Telecommunication line charges will be expensed to the customer if Citibank initiates the connection.
CITIBANK DELAWARE ACCOUNT AGREEMENT

CORPORATE ACCOUNT NUMBER (8 Digits)  3815-1322

TAXPAYER I.D. NUMBER    94-2746684

PARENT COMPANY NAME  Franklin Administrative Services, Inc.

CORPORATE ACCOUNT NAME * (see below)

GENERAL CORRESPONDENCE ADDRESS  777 Mariners Island Blvd.
                               San Mateo, CA 94404

ACCOUNT INFORMATION

RULE OFF CYCLE:  [x] MONTHLY  [ ] WEEKLY  [ ] SEMI MONTHLY
                 [ ] FLEXIBLE [ ] DAILY


ACT (AUTOMATED CASH TRANSFER):  [ ] YES  [x] NO

COMPENSATION TYPE:  [ ] FEE BASED  (AUTOMATIC DEBIT)  [x] BALANCE BASED

SPECIAL MAILING INSTRUCTIONS FOR CHECKING STATEMENTS:

[ ] SAME AS GENERAL CORRESPONDENCE ADDRESS

[x] DIFFERENT:  FAS Accounting Attn:  Ellen Don
                777 Mariners Island Blvd.
                San Mateo, CA 94404

In consideration of your opening the account, and continuing the same from time to time in your discretion, the undersigned hereby agrees to be bound by Citibank's rules governing this account, as they may be amended from time to time.


FOR:  FRANKLIN GROUP OF FUNDS                 By:  /s/ Harmon E. Burns
                                                       Harmon E. Burns

DATE:  9-11-89               AUTHORIZED SIGNATURE  /s/ K V Domingues
                                                       K V Domingues

Note: Initial are required next to any cross-outs or other corrections/erasures.

* Franklin Administrative Services, Inc., as agent, nominee, and custodian for each fund in the Franklin Group of Funds, as agent, nominee, and custodian for each of their shareholders.
CITIBANK DELAWARE ACCOUNT AGREEMENT

CORPORATE ACCOUNT NUMBER (8 Digits)  3815-1349

TAXPAYER I.D. NUMBER  94-2746684

PARENT COMPANY NAME  Franklin Administrative Services, Inc.

CORPORATE ACCOUNT NAME  *(See below)

GENERAL CORRESPONDENCE ADDRESS  777 Mariners Island Blvd.
                                San Mateo, CA 94404


ACCOUNT INFORMATION

RULE OFF CYCLE:  [x] MONTHLY  [ ] WEEKLY  [ ] SEMI MONTHLY
                 [ ] FLEXIBLE [ ] DAILY

ACT  (AUTOMATED CASH TRANSFER):  [ ] YES [x] NO

COMPENSATION TYPE:  [ ] FEE BASED (AUTOMATIC DEBIT) [x] BALANCE BASED

SPECIAL MAILING INSTRUCTIONS FOR CHECKING STATEMENTS:

[ ] SAME AS GENERAL CORRESPONDENCE ADDRESS:

[x] DIFFERENT:  FAS Accounting Attn:  Ellen Don
                777 Mariners Island Blvd.
                San Mateo, CA 94404

In consideration of your opening to the account, and continuing the same from time to time in your discretion, the undersigned hereby agrees to be bound by Citibank's rules governing this account, as they may be amended from time to time.


FOR:  FRANKLIN GROUP OF FUNDS                   BY:  /s/ Harmon E. Burns
                                                         Harmon E. Burns

DATE:  9-11-89             AUTHORIZED SIGNATURE BY:  /s/ K V Domingues
                                                         K V Domingues

Note: Initials are required next to any cross-outs or other corrections/erasures.

* Franklin Administrative Services Inc., as agent, nominee, and custodian for each fund in the Franklin Group of Funds, as agent, nominee, and custodian for each of their shareholders.
                     CITIBANK CASH MANAGEMENT SERVICES
                             MASTER AGREEMENT

This is the Master Agreement between each fund (see list in attachment A) in the Franklin Group of Funds for which it acts as shareholder services agent, (from now on "Customer" or "You") and Citibank Delaware (from now on "Bank" or "We"), dated September 11, 1989, by which the Bank will provide various Cash Management Services which the Customer will use. The specific Cash Management Services provided and used are individually referred to in subagreements and related product appendices. Each appendix contains provisions which are specific to the particular service chosen by the Customer. Appendices are not effective until properly executed. This Agreement and the appendices are not effective until properly executed. This Agreement and the appendices are designed to be read together. Where there is a conflict in terms or meaning then the appendix meaning will apply. All other provisions of this Agreement will remain effective.

Customer is responsible for appointing officials who will be authorized by Customer to initiate instructions with Bank. When the Bank receives a written communication from an official so authorized we will act and rely on this communication that the instruction is approved by Customer's Board of Directors. The officials will also be responsible for issuing, modifying and maintaining passwords, identification numbers and codes when required.

We are responsible for failures for our equipment and software and for willful misconduct or gross negligence of our employees and duly authorized agents in providing Cash Management Services. We are not responsible for acts or omissions of third parties. We are not liable for any indirect, incidental, consequential or special damages, nor for other losses outside our direct control.

Fees will be those agreed upon from time to time and do not include any taxes which are solely Customer's responsibility.

Customer may cancel this Agreement or any appendix by giving us written notice 30 days in advance. After the notice period, customer will not be billed for services terminated. Because of the nature of Cash Management, we must reserve the right to modify or terminate a particular service without notice. We will give you reasonable notice where it is possible. This agreement and services provided through it may not be delegated to any subsidiary or parent of the Bank without advanced written approval by the Customer.

All materials which we provide You with are the BANK's exclusive and confidential property. Customer must keep there materials confidential by using the same precautions You use when guarding Your own trade secrets. Materials as used means software, programs, data bases, operating documentation, trade secrets, proprietary data, processes and other documentation but does not include those items which are in the public domain or legally required to be made public. If a particular service is terminated all materials relating to the service must be returned to Bank within 30 days. At the end of this Agreement, all materials must be returned. Nothing within this Agreement or any appendix will affect the copyright status of any material and the provisions of this paragraph will apply whether or not such property is copyrighted.

The Master Agreement, together with the subagreements and appendices You select to implement a service and the respective product description and pricing schedule and the Short Form Bank Agreement ("Bank Agreement") is our entire Agreement with respect to Cash Management Services and supersedes any prior or contemporaneous oral or written agreements. In the event of any conflict or inconsistency, the provisions of the Bank Agreement shall control. This Agreement will be interpreted under the New York Law and the applicable laws and rules of any facility or intermediary through which any service is provided.


CUSTOMER:    (see list in attachment A)        CITIBANK DELAWARE


By: /s/ Harmon E. Burns                         By: /s/ Francis B. Hagan
        Harmon E. Burns                                 Francis B. Hagan
           signature                                       Signature

        Harmon E. Burns                                 Francis B. Hagan
            Print                                            Print

Title:  Vice President                          Title:  Vice President

By: /s/ Kenneth V. Domingues
        Kenneth v. Domingues
            signature

        Kenneth V. Domingues
             Print

Title:  Treasurer

Date:  9/11/89
   CITIBANK DELAWARE ACH SERVICES - LIST OF PARTICIPATING FRANKLIN FUNDS

AGE High Income Fund, Inc.
Franklin California Tax-Free Income Fund, Inc.
Franklin California Tax-Free Trust
Franklin Custodian Funds, Inc.
Franklin Equity Fund
Franklin Federal Money Fund
Franklin Federal Tax-Free Income Fund
Franklin Gold Fund
Franklin Investment Trust
Franklin Investors Securities Trust
Franklin Managed Trust
Franklin Money Fund
Franklin New York Tax-Exempt Money Fund
Franklin New York Tax-Free Income Fund, Inc.
Franklin Option Fund
Franklin Pennsylvania Investors Fund
Franklin Tax-Advantaged High Yield Securities Fund
Franklin Tax Advantaged U.S. Government Securities Fund
Franklin Tax-Exempt Money Fund
Franklin Tax-Free Trust
Franklin Universal Trust
Franklin Principal Maturity Trust
Institutional Fiduciary Trust

                     CITIBANK CASH MANAGEMENT SERVICES
                      CITICASH MANAGER SUB-AGREEMENT

This page is the CitiCash Manager (CCM) sub-agreement and when properly executed by Citibank and Customer is part of, and is to be read in conjunction with, the CMS Master Agreement dated September 11, 1989.

Terminals

The CCM System will accept a large variety of cathodes ray tubes and printing terminals. Bank will advise Customer about those which are compatible with the System. It is Customer's responsibility to obtain and maintain its own terminal and communications link to us, and to ensure that its use of such terminal and communications link is in compliance with the applicable requirements of law, including any requirements of telecommunications authorities. Bank cannot be responsible for any failure or capacity reductions in any communications for which it may have contracted with public communications authorities or private communication carriers.

Security

CCM has been designed so that it may be operated only upon entry of valid ID, accompanied by a unique password. Control of each password is the responsibility of each official who uses the System. CCM utilizes a Forced Password Change. This feature requires CCM Users to change their password at periodic intervals selected by your Security Manager. Passwords not changed within 10 days of expiration will become automatically disabled. We will consider any access to the CCM System through use of valid ID and correct corresponding password, to be duly authorized and we will carry out any instruction given within the access capability associated with the ID, regardless of the actual identity of the individual who is actually operating the System. While we will accept responsibility for unauthorized access to the System by our employees, we cannot be liable for unauthorized access by your employees similarly, we cannot accept responsibility for errors, failures, acts of omissions of communications carriers, correspondents or clearinghouses through which we effect your instructions or receive or transmit information.
CUSTOMER:  FRANKLIN GROUP OF FUNDS      CITIBANK

By: /s/ Harmon E. Burns                 By: /s/ Francis B. Hagan
        Harmon E. Burns                         Francis B. Hagan
          Signature                                Signature

        Harmon E. Burns                         Francis B. Hagan
            Printed                                 Printed

Title:  Vice President                  Title:  Vice President

By: /s/ Kenneth V. Domingues
        Kenneth V. Domingues
             Signature

        Kenneth V. Domingues
              Print

Title:  Treasurer

Date: 9/10/89
                     CITIBANK CASH MANAGEMENT SERVICES
                             PRODUCT APPENDIX

                    CitiCash Manager: Inquiries Module
                  Citibank Balances and Transactions Only

This page is a "Product Appendix" referred to in the Master Agreement regarding Cash Management Services between your Company and the undersigned Bank, dated September 11, 1989, and forms a part of such Master Agreement.

Product Descriptions: The "Inquiries" module provides you with information concerning balances in your Citibank, Delaware accounts and related transaction details. Balance and transaction detail is available for the prior day and for the 45 day period prior to that. In addition, some account balance and transaction information is available on a same-day, real-time basis. A detailed description of how to use this module is given in the CitiCash Manager User Guide.

Special Note: Real-time data are subject to adjustment without notice before our books are closed for the banking day.



CUSTOMER:  FRANKLIN GROUP OF FUNDS      CITIBANK DELAWARE



By: /s/ Harmon E. Burns                 By: /s/ Francis B. Hagan
        Harmon E. Burns                         Francis B. Hagan
          Signature                                Signature

        Harmon E. Burns                         Francis B. Hagan
          Print                                     Print

Title:  Vice President                  Title:  vice President

By: /s/ Kenneth V. Domingues
        Kenneth V. Domingues
          Signature

        Kenneth V. Domingues
          Print

Title:  Treasurer

Date: 9/11/89
                         SHORT FORM BANK AGREEMENT
                    DEPOSITS AND DISBURSEMENTS OF FUNDS

This Agreement is made as of September 11, 1989, between each fund listed in attachment A ("Fund"), a Registered Investment Company [organization type],and Citibank Delaware (Bank), a [jurisdiction and type of bank].

                                WITNESSETH:

     WHEREAS, the Fund is registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), as a open-end manager company and desires that its cash shall be held and administered by the Bank pursuant to the terms of this Agreement; and

     WHEREAS, the Bank has an aggregate capital, surplus, and undivided profits in excess of Two Million Dollars ($ 2,000,000), and has its functions and physical facilities supervised by federal authority and is ready and willing to serve pursuant to and subject to the terms of this
Agreement:

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund, and Bank agree as follows:

1.   Receipt and Disbursement of Money

     a. Bank shall open and maintain a separate account or accounts in such name(s) as the Fund requires, subject only to draft or order by Bank acting pursuant to the terms of this Agreement, ("Direct Demand Deposit Account"). Bank shall hold in such account or accounts, subject to the provisions hereof, all funds received by it from or for the accounts of the Fund. This shall include, without limitation, the proceeds from the sale of capital shares of the Fund which shall be received along with proper instructions from the Fund.

     b. Bank shall make payments of cash to, or for the account of, the Fund from such cash or Direct Demand Deposit Account as requested by the Fund. Before making any such payment, Bank shall receive and may rely upon orders from the Fund for the payment of money. Such orders may include, but are not limited to, orders ("entries") specified in the ACH Service Agreement.

     Fund acknowledges that Bank is acting upon orders of the Fund in performing the services provided for in this Agreement, that Bank has no knowledge as to the particular requirements of the Fund, or any payee of a payment order under this Agreement.

     Bank is hereby authorized to endorse and collect for the account of the Fund all checks, drafts or other orders for the payment of money, including, without limitation, electronic funds transfers, received by Bank for the account of the Fund.

2.   Reports by Bank

     Bank shall each business day make available to the Fund information in such detail as has been agreed upon relating to all transactions and entries to the account of the Fund for the preceding day. Bank shall furnish such other reports as may be mutually agreed upon from time to time.

3.   Compensation

     Bank shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties.

4.   Liabilities and Indemnifications

     a. Bank shall not be liable for any action taken in good faith upon any proper instructions herein described or certified copy of any resolution of, the Board of Directors/Trustee/General Partner, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

     b. The Fund agrees to indemnify and hold harmless the Bank and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including reasonable counsel fees) incurred or assigned against it or its nominee in connection with the performance of this Agreement, except such as may arise from negligent action, negligent failure to act or willful misconduct of Bank or its nominee.

5.   Records

     Bank hereby acknowledges that all of the records it shall prepare and maintain pursuant to this Agreement shall be the property of the Fund and, if and to the extent applicable, of the principal underwriter of the shares of the Fund, and that upon proper instructions of the Fund or each principal underwriter, if any, or both, it shall:

     a. Deliver said records to the Fund, principal underwriter or a successor Bank, as appropriate;

     b. Provide the auditors of the Fund or principal underwriter or any securities regulatory agency with a copy of such records without charge; and provide the Fund and successor Bank with a reasonable number of reports and copies of such records at a mutually agreed upon charge appropriate to the circumstances; and
     c. Permit any securities regulatory agency to inspect or copy during normal business hours of the Bank any such records.

6.   Appointment of Agents

     a. Bank shall have the authority, in its discretion, to appoint an agent or agents to do and perform any acts or things for and on behalf of the Bank, pursuant at all times to its instructions, as the Bank is permitted to do under this Agreement.

     b. Any agent or agents appointed to have physical custody of deposits held under this Agreement or any part thereof must be a bank, or banks, as that term is defined in Section 2(a) (5) of the 1940 act, having an aggregate, surplus and individual profits of not less than $2,000,000 (or such greater sum as may then be required by applicable laws).

7.   Assignment and Termination

     a. This Agreement may not be assigned by the Fund or the Bank without written consent of the other party.

     b. Either the Bank or the Fund may terminate this Agreement without payment of any penalty, at any time upon one hundred twenty (120) days written notice thereof delivered by one to the other, and upon the expiration of said one hundred twenty (120) days, this Agreement shall terminate. The Fund shall select such successor Bank within sixty (60) days after the giving of such notice of termination, and the obligation of the Bank named herein to deliver and transfer over said assets directly to such successor Bank shall commence as soon as such successor is appointed and shall continue until completed. At any time after termination hereof the Fund may have access to the records of the administration of this relationship whenever the same may be necessary.

Notwithstanding the above, Bank has the right without notice to modify or terminate ACH services to the Fund as described in the ACH Customer Agreement if the Fund has failed to meet its obligations to Bank under that Agreement, or otherwise, upon thirty (30) days notice to the Fund. The Fund will not be billed for services terminated.

     c. If after termination of the services of the Bank, no successor Bank has been appointed within the period above provided, the Bank may deliver the cash (deposits) owned by the Fund to a bank or trust company of its own selection having an aggregate capital, surplus and undivided profits of not less than Two Million Dollars ($2,000.000) (or such greater sum as may then be required by the laws and regulations governing the conduct by the Fund of its business as an investment company) and having its functions and physical facilities supervised by federal or state authority, to be held as the property of the Fund under the terms similar to those on which they were held by the retiring Bank, whereupon such bank or trust company so selected by the Bank shall become the successor Bank with the same effect as though selected by the Board of Directors of the Fund.

8.   California Department of Insurance

     Should the California Department of Insurance (the "Department") succeed to control of the Fund's assets in the event of the insolvency of the Fund, the Bank shall, upon notice of such succession in writing to the Bank by the Department, recognize the Department's succession to the Trust's rights and obligations under this Agreement and, accordingly, will cease to accept instructions from all proper officers of the Fund and shall accept instructions hereunder from those persons identified to the Bank in writing by the Department.


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.



(See attachment A)                 Citibank Delaware
  (Fund's Name)                      (Bank's Name)

By: /s/ Harmon E. Burns            By: /s/ Francis B. Hagan
        Harmon E. Burns                    Francis B. Hagan

Name:   Harmon E. Burns            Name:   Francis B. Hagan

Title:  Vice President             Title:  Vice President

By: /s/ Kenneth V. Domingues
        Kenneth V. Domingues

Name:   Kenneth V. Domingues

Title:  Treasurer
       CITIBANK DELAWARE ACH SERVICES - LIST OF PARTICIPATING FUNDS

AGE High Income Fund, Inc.
Franklin California Tax-Free Income Fund, Inc.
Franklin California Tax-Free Trust
Franklin Custodian Funds, Inc.
Franklin Equity Fund
Franklin Federal Money Fund
Franklin Federal Tax-Free Income Fund
Franklin Gold Fund
Franklin Investment Trust
Franklin Investors Securities Trust
Franklin Managed Trust
Franklin Money Fund
Franklin New York Tax-Exempt Money Fund
Franklin New York Tax-Free Income Fund, Inc.
Franklin Option Fund
Franklin Pennsylvania Investors Fund
Franklin Tax-Advantaged High Yield Securities Fund
Franklin Tax-Advantaged U.S. Government Securities Fund
Franklin Tax-Exempt Money Fund
Franklin Tax-Free Trust
Franklin Universal Trust
Franklin Principal Maturity Trust
Institutional Fiduciary Trust